ARC SUCCESSFULLY RE-ENGINEERS COMPANY FOR POST-COVID ERA

Smaller, leaner company expected to produce second quarter EBITDA of approximately $10 million and cash flow from operations above $20 million in spite of reduced sales of approximately $63 million due to COVID-19 shutdowns

SAN RAMON, CA – (DATE) – ARC Document Solutions, Inc. (NYSE: ARC), a leading document solutions provider to a wide variety of industries, today said it has successfully re-engineered the Company to create opportunities for growth and strong margins in a post-COVID-19 era.

“While the impact of COVID-19 has been devastating to our industry and the markets we serve, we saw this as an opportunity to transform our business into a smaller but stronger company with potential for new growth and similar, if not better margins,” said Suri Suriyakumar, Chairman, President and CEO of ARC. “We have reimagined our business for a post-COVID era that includes offerings that range well beyond the construction vertical and our historical print segments, and we have aggressively removed costs related to segments of businesses that are no longer relevant to our existing customers.”

“We have also reconfigured our operating structure and costs to serve new customer needs today and in the future,” said Mr. Suriyakumar. “This will allow us to improve our EBITDA margins, continue to strengthen our cash position, and address a level of sales that is smaller, but has greater potential than our legacy business.”

Specifically, management reported that after reconfiguring its operations and cost structure, it expects second quarter adjusted EBITDA of approximately $10 million and cash flow from operations is expected to be more than $20 million. Management anticipates pandemic-reduced sales of approximately $63 million.

ARC executives will be available for comment during the company’s second quarter earnings report scheduled for August 4, 2020, after the market close. The earnings call will provide additional details on ARC's financial and operational performance for the period, and updates to current market conditions.

To access the live audio call, dial (833) 968-2212. International callers may join the conference by dialing (778) 560-2897. The conference code is 4563937 and will be required to dial in to the call. A live webcast will also be made available on the investor relations page of ARC Document Solution's website at http://ir.e-arc.com. A replay of the webcast will be available on the website following the call's conclusion.

About ARC Document Solutions (NYSE: ARC)
ARC provides a wide variety of document distribution and graphic production services to facilitate communication for professionals in the design, marketing, commercial real estate, construction and related fields. Follow ARC at www.e-arc.com.

Forward-Looking Statements
This press release contains forward-looking statements that are based on current opinions, estimates and assumptions of management regarding future events and the future financial performance of the Company. Words and phrases such as “expected to produce”, “create opportunities for growth and strong margins”, “potential for new growth”, “transform our business into a smaller but stronger company”, “allow us to improve”, “continue to strengthen our cash position”, “greater potential than our legacy business”, and similar expressions identify forward-looking statements and all statements other than statements of historical fact, including, but not limited to, any projections regarding earnings, revenues and financial performance of the Company, could be deemed forward-looking statements. We caution you that such statements are only predictions and are subject to certain risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. In addition to matters affecting the construction, managed print services, document management or reprographics industries, or the economy generally, factors that could cause actual results to differ from expectations stated in forward-looking statements include, among others, the factors described in the caption entitled "Risk Factors" in Item 1A in ARC Document Solution's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, Quarterly Reports on Form 10-Q, and other periodic filings and prospectuses. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contact Information:
David Stickney
VP Corporate Communications & Investor Relations
925-949-5114